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                                                                   EXHIBIT 10.10

                           FORM OF PURCHASE AGREEMENT

THIS NAKILAT SHARE PURCHASE AGREEMENT MADE THE DATE.

BETWEEN TEEKAY SHIPPING CORPORATION, a Marshall Islands company having an office at Bayside Executive Park, TK House, West Bay Street & Blake Road, Nassau, The Bahamas ("Teekay Shipping");

AND TEEKAY LNG PARTNERS L.P. , a Marshall Islands limited partnership having an office at Bayside Executive Park, TK House, West Bay Street & Blake Road, Nassau, The Bahamas ("Teekay LNG").

WHEREAS Teekay Shipping owns all of the common shares of Teekay Nakilat Holdings Corporation;

AND Teekay Nakilat Holding Corporation owns 100% of Teekay Nakilat Corporation, which in turn owns three subsidiaries (the "RasGas II Subsidiaries"), each of which has contracted to build a liquefied natural gas carrier that is subject to a time charter to Ras Laffan Natural Gas Co. Limited;

AND Qatar Gas Transport Company Ltd. has three options to purchase up to an aggregate 30% interest in the RasGas II vessels through ownership in either Teekay Nakilat Corporation or its subsidiaries;

AND Teekay LNG wishes to purchase from Teekay Shipping, and Teekay Shipping wishes to sell to Teekay LNG, all of the common shares of Teekay Nakilat Holdings Corporation.

SO, the parties agree as follows:

1.    INTERPERTATION

1.1   In this Agreement,

      (a)   "Agreement" means this Nakilat Share Purchase Agreement;

      (b)   "Delivered Cost" means the amount determined under Paragraph 2.2;

      (c) "Parties" means Teekay Shipping and Teekay LNG collectively, and "Party" means either of them;

      (d)   "Price" means the amount determined in accordance with Section 2;

      (e) "Shares" means all of the common shares of Teekay Nakilat Holdings Corporation; and

      (f) "Teekay Nakilat Group" means Teekay Nakilat Holdings Corporation and its subsidiaries.

1.2 HEADINGS. Headings contained in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions of the content of any Section or Paragraph

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      and shall not be considered to be part of this Agreement.

2.    PURCHASE AND SALE OF SHARES

2.1 Teekay Shipping shall sell and transfer to Teekay LNG, and Teekay LNG shall purchase and receive from Teekay Shipping, the Shares.

2.2   The Price for the Shares shall be determined by the following formula:

            PRICE = DC - X

      where:

      "X" is the amount of any cash or other consideration received by Teekay Nakilat Group from Qatar Gas Transport Company Ltd. or its assignee or another party for an interest in any member of the Teekay Nakilat Group or the RasGas II vessels; and

      "DC " is the Delivered Cost of the three RasGas II vessels, determined as follows:

      DELIVERED COST = BUILD + CLOSE + FIN + MODS + SPARES + START-UP + SUPER - DEBT

      where:

      "Build" is the shipyard contract price for the construction and delivery of all three vessels;

      "Close" are the closing costs associated with the financing of the vessels;

      "Fin" is the of cost of capitalized interest on all payments made to the shipyard relating to the contract price of the ship. Interest will be capitalized at a rate of 8.5% per annum.

      "Mods" is the cost of customer requested modifications made to the vessels during construction;

      "Spares" is the cost of depot spares that are purchased by the Teekay Nakilat Group during construction;

      "Start-Up" is the cost incurred by the Teekay Nakilat Group in connection with the start-up of the vessels, including crew training, crew supplies and flag registration;

      "Super" is the cost incurred by the Teekay Nakilat Group in supervising the construction of the vessels; and

      "Debt" is the bank debt or liabilities associated with the construction, financing, and delivery of the vessels.

2.3 Teekay LNG shall pay Teekay Shipping the Price in two installments as follows:

      (a) at the date of delivery of the first RasGas II vessel, 90% (ninety percent) of Teekay Shipping's conservative estimate of the Delivered Cost of the RasGas II vessels; and

      (b) no later than 90 (ninety) days following the date of delivery of the third RasGas II vessel, the remainder of the Price.

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2.4   Teekay LNG shall pay the Price in one of the following modes, as determined by Teekay Shipping with no less than 90 (ninety) days' written notice to Teekay LNG:

      (a) in United States Dollars by negotiable certified cheque, solicitors trust cheque, or by wire transfer of immediately available funds;

      (b) subject to security-holder approval, if required, in accordance with the listing standards of the New York Stock Exchange, in units of Teekay LNG valued at the lower of:

            (1) the average closing price during the 10 (ten) day trading period immediately prior to the date of payment; and

            (2) the price per unit to the public in any offering made by Teekay LNG to finance the purchase within the 90 (ninety) day period immediately prior to the date of delivery of the first RasGas II vessel to be delivered;

      (c)   a combination of (a) and (b); or

      (d) such other consideration as agreed by the parties with the concurrence of the Conflicts Committee of the Board of Directors of Teekay GP L.L.C.; or

2.5 Promptly following receipt of the initial installment of the Price, Teekay Shipping shall deliver to Teekay LNG the documents of title for the Shares.

3.    REPRESENTATIONS OF TEEKAY SHIPPING

3.1 Teekay Shipping makes the following representations to Teekay LNG, and acknowledges that Teekay LNG is relying on these representations in entering into this Agreement:

      (a) ORGANIZATION AND GOOD STANDING. Teekay Shipping is a corporation duly incorporated, organized and validly existing in good standing under the laws of the Marshall Islands;

      (b) DUE AUTHORIZATION, ETC. Teekay Shipping has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder; and the execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Teekay Shipping.

      (c) NO IMPEDIMENTS. To the best knowledge of Teekay Shipping after making such diligent inquiry as may be reasonable under the circumstances, Teekay Shipping has no knowledge of any impediment that might impact the transfer of the Shares to Teekay LNG.

      (d) TITLE TO SHARES. Teekay Shipping is, and Teekay LNG shall become, on receipt of the Shares, the absolute beneficial owner of the Shares, with good and marketable title to the Shares, free and clear of any title defects, mortgages, pledges, hypothecs, security interests, deemed trusts, liens, charges, encumbrances or rights or claims of others of any kind whatsoever.

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      (e)   OWNERSHIP OF SUBSIDIARIES. Teekay Nakilat Holding Corporation owns
            100% (one hundred percent) of Teekay Nakilat Corporation, which in turn owns 100% (one hundred percent) of each of the RasGas II Subsidiaries.

      (f) CONTRACTS. Each of the RasGas II Subsidiaries has contracted to build a liquefied natural gas carrier that is subject to a time charter to Ras Laffan Natural Gas Co. Limited.

      (g) NO OTHER ACTIVITIES. None of the RasGas II Subsidiaries owns any assets, is subject to any liabilities, or is engaged in any business activities, unrelated to the RasGas II vessels.

4.    REPRESENTATIONS OF TEEKAY LNG

4.1 Teekay LNG makes the following representations to Teekay Shipping, and acknowledges that Teekay Shipping is relying on these representations in entering into this Agreement:

      (a) ORGANIZATION AND GOOD STANDING. Teekay LNG is a limited partnership duly formed, organized and validly existing in good standing under the laws of the Marshall Islands;

      (b) DUE AUTHORIZATION, ETC. Teekay LNG has all necessary power, authority and capacity to enter into this Agreement and to perform its obligations hereunder; and the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Teekay LNG.

      (c) NO IMPEDIMENTS. To the best knowledge of Teekay LNG after making such diligent inquiry as may be reasonable under the circumstances, Teekay LNG has no knowledge of any impediment that might impact payment to Teekay Shipping for the Shares.

5.    NO COMMISSION

5.1 Each Party represents to the other Party that no individual, partnership, or corporation is entitled to a brokerage commission, finder's fee or other like payment in connection with the purchase and sale of the Shares.

6.    NOTICES

6.1 Any notice, direction or other instrument required or permitted to be given by either party under this Agreement shall be in writing and shall be sufficiently given if delivered personally, sent by prepaid first class mail or transmitted by facsimile or other form of electronic communication during the transmission of which no indication of failure of receipt is communicated to the sender:

      (a)   in the case of a notice to Teekay Shipping Corporation at:

            TK House, Bayside Executive Park,
            West Bay Street & Blake Road,
            Nassau, The Bahamas.

      (b)   in the case of a notice to Teekay LNG Partners L.P. at:

            TK House, Bayside Executive Park,

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            West Bay Street & Blake Road,
            Nassau, The Bahamas.

7.    GENERAL

7.1 EXPENSES. Except as otherwise agreed in writing by the parties, costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transaction contemplated under this Agreement shall be paid by the Party incurring such expenses.

7.2 ASSIGNMENT/SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. Subject to that condition, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

7.3 WAIVER; AMENDMENT. The failure of either Party to enforce any term of this Agreement shall not act as a waiver. Any waiver or amendment of this Agreement must be specifically stated as such in writing and, in the case of Teekay LNG, approved by the conflicts committee of the board of directors of Teekay GP L.L.C. if such waiver or amendment materially adversely affects Teekay LNG.

7.4 FURTHER ASSURANCES. Each Party agrees that upon the written request of any other Party, it will do all such acts and execute all such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as the other Party may from time to time reasonably request be done and executed as may be required to consummate the transactions contemplated under this Agreement, or as may be necessary or desirable to effect the purpose of this Agreement or any document, agreement or instrument delivered under this Agreement and to carry out their provisions or to better or more properly or fully evidence or give effect to the transactions contemplated under this Agreement.

7.5 PUBLIC NOTICES. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by Teekay Shipping and Teekay LNG and no Party shall act unilaterally in this regard without the prior approval of the other Party (such approval not to be unreasonably delayed or withheld), except where required to do so by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange.

7.6 COUNTERPARTS. This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF THE PARTIES HAVE DULY EXECUTED THIS AGREEMENT UNDER AUTHORITY OF THEIR RESPECTIVE BOARDS OF DIRECTORS.

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Signed by

for and on behalf of TEEKAY SHIPPING CORPORATION

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Signed by

for and on behalf of TEEKAY LNG PARTNERS L.P.

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